UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)              April 14, 2005

Clarient, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22677	75-2649072
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

33171 Paseo Cerveza, San Juan Capistrano, CA		92675
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (949) 443-3355

ChromaVision Medical Systems, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement

On April 8, 2005, Clarient, Inc. (the “Company”) entered into a consulting agreement with Richard J. Cote, M.D.   The following summary of the consulting agreement is qualified in its entirety by reference to the text of the consulting agreement, a copy of which is attached to this report as Exhibit 10.1 and incorporated herein by reference.

Dr. Cote previously served as the Company’s Chief Medical Officer pursuant to an employment agreement with the Company that was entered into in June 2004.  The term of the employment agreement was scheduled to expire on March 31, 2005, and the employment agreement contemplated that Dr. Cote would remain a consultant following expiration of its term.  Under the terms of the new consulting agreement, Dr. Cote has agreed to continue to devote approximately one fifth of his business time and attention to Company matters.  In addition, under the terms of the new consulting agreement, Dr. Cote will receive an annual consulting fee of $67,500 per year, will receive a restricted stock grant of 137,500 shares and will remain entitled to receive grants of restricted stock based on the performance of the Company’s diagnostic services unit for the twelve month periods ending March 31, 2005 and March 31, 2006.  The consulting agreement also provides that Dr. Cote will be entitled to annual grants of 50,000 options (plus an additional 50,000 options at the discretion of the compensation committee of the Company’s board of directors) commencing on March 31, 2007 so long as he continues to provide consulting services to the Company.  Shares of restricted stock and options issued pursuant to the consulting agreement will vest over a three year period.  However, in the event Dr. Cote’s consulting services are terminated by the Company without cause, subject to the terms of the agreement, all shares of restricted stock to which Dr. Cote is entitled will vest immediately and Dr. Cote will be entitled to payment of one year’s consulting fee (unless such termination occurs subsequent to March 31, 2008, in which case he will only be entitled to the consulting fee that he would have otherwise received through March 31, 2009).  In addition, in the event of a change of control, all shares of restricted stock issued to Dr. Cote will vest immediately.  Dr. Cote has resigned as the Company’s Chief Medical Officer in connection with the execution of the consulting agreement.

9.01. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Exhibits.

Exhibit No.	Description
10.1	Consulting Agreement dated April 8, 2005 between the Company and Ricard J. Cote, M.D.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clarient, Inc.

Date: April 11, 2005, 2005	By:	/s/ STEPHEN T.D. DIXON
	Name:	Stephen T.D. Dixon
	Title:	Executive Vice President and
Chief Financial Officer